Exhibit 99.1

SYS6002 (CRB-701) A Next Generation Nectin-4 Targeting Antibody Drug Conjugate Continues to Demonstrate Encouraging Safety and Efficacy Observed in Patients with Nectin-4 Positive Tumors in a Clinical Update Presented at ASCO 2024

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An additional 19 patients have been enrolled since January 2024 bringing the total to 37 of whom 25 were evaluable for efficacy
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SYS6002 (CRB-701) demonstrated 44% ORR and 78% DCR in mUC and 43% ORR and 86% DCR in cervical cancer to date at doses ≥ 1.2mg/Kg
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No dose limiting toxicities (DLTs) have been observed to-date in doses up to and including 4.5 mg/Kg (cohort 7)
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Three cases of skin rash (including one grade 3) and one case of grade 1 neuropathy seen to-date; all were resolved
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Early PK data demonstrate consistently lower levels of free MMAE than enfortumab vedotin across all doses in study including 4.5 mg/Kg

Norwood, MA, June 1, 2024 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), announced today, that the Poster [#296] Clinical Update Related to the First-In-Human Trial of SYS6002 (CRB-701), A Next-Generation Nectin-4 Targeting Antibody Drug Conjugate, has been presented at American Society of Clinical Oncology (ASCO) Annual Conference by Dr. Jian Zhang, Chief Physician (Oncology), Deputy Director of Administration, Clinical director of Phase 1 Centre, Fudan University Shanghai Cancer Center.

The Phase 1 study, sponsored by CSPC Pharmaceuticals Group Limited in China, is evaluating the safety and tolerability of SYS6002 (CRB-701) in patients with advanced solid tumors who have failed or were intolerant to standard treatment. Patients were enrolled based on Nectin-4 staining with the exception of metastatic urothelial cancer (mUC) patients who were considered to be Nectin-4 positive. The poster presents data as of the end of April 2024 from the dose escalation spanning 7 dose levels (0.2, 0.6, 1.2, 1.8, 2.7, 3.6 & 4.5 mg/Kg Q3W) and PK cohorts (2.7 and 3.6 mg/Kg).

“This latest data update provides additional insight following the initial observations from our partner CSPC’s January 2024 data cut” said Dr. Dominic Smethurst, Chief Medical Officer at Corbus. "This larger set of patient data, along with additional confirmed responses, increases our confidence that CRB-701 is clinically active. Similarly, we find the emerging safety data reassuring with its low rates of skin rash and peripheral neuropathy and very few grade 3 adverse events. Lastly, it is satisfying to observe the translation from the pre-clinical to the clinic of significantly lower levels of free MMAE due to the stability of this ADC construct.”

Emerging clinical safety profile:

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SYS6002 (CRB-701) was generally well tolerated with mainly grade 1 or 2 AEs.
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No DLTs or grade 4 or 5 AEs have been observed to date.

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Anemia and eye-related treatment emergent AEs (TEAEs) were the most common.
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One patient exhibited a grade 3 rash which lasted for eight days and did not result in a reduction or interruption in dosing (2.7 mg/Kg). Two milder cases of skin rash were recorded (grade 1 and grade 2). Both also resolved with no need for change or interruption in dosing.
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No new drug related SAEs have been encountered since the January 2024 data update.
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To date, a single case of peripheral neuropathy (grade 1) has been reported (numb hands) associated with hypokalemia (grade 3). It resolved in parallel with the hypokalemia after ten days of combined oral and/or parenteral K+ replacement therapy.
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Two grade 3 corneal disorders were reported in patients who received 2.7 mg/Kg and 3.6 mg/Kg, respectively. Preventative eye measures have been introduced and no such cases have been seen so far at the 4.5 mg/Kg dose. Over 50% of patients enrolled had corneal disorders or dry eye at baseline.

Emerging efficacy profile

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Anti-tumor responses across multiple doses continue to be observed, with the ﬁrst conﬁrmed stable disease at 0.6 mg/Kg and the ﬁrst conﬁrmed partial response (PR), at 1.2 mg/Kg.
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To date, SYS6002 (CRB-701) resulted in 44% overall response rate (ORR) and 78% disease control rate (DCR) in mUC (n=9, 4 PRs, 1 unconfirmed) and 43% ORR and 86% DCR in cervical cancer (n=7, 3PRs, 1 unconfirmed).
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For all the tumor types combined at doses ≥ 2.7 mg/Kg, SYS6002 (CRB-701) resulted in 40% ORR and 73% DCR (n=15, 6 PRs, 2 unconfirmed). An additional PR was confirmed at the 1.2 mg/Kg for an mUC patient. Two unconfirmed PR’s reported at ASCO-GU have since been confirmed,

Emerging clinical pharmacology

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After a single IV infusion of SYS6002 (CRB-701), the exposure of ADC and MMAE generally increased in a dose proportional manner up to 2.7 mg/Kg.
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Dosing beyond the 2.7 mg/Kg level showed a leveling off of free MMAE.
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All dose levels studied to date are showing lower average levels of free MMAE than enfortumab vedotin at the reference dose (1.25 mg/Kg dosed on days 1, 8 and 15 of a 28-day cycle).

“We are encouraged by this latest data release” said Dr. Yuval Cohen, Chief Executive Officer at Corbus. “The corresponding US clinical study is progressing well and is expected to be on schedule for completion in Q4 with data presentation in Q1 2025. We believe the emerging dataset positions CRB-701 to be a differentiated Nectin-4 ADC. We look forward to generating more data in a number of specific Nectin-4 solid tumors.”

About CRB-701

CRB-701 (SYS6002) is a next-generation antibody drug conjugate (ADC) targeting Nectin-4 with a third generation, site-specific cleavable linker and a homogenous drug antibody ratio of 2, using MMAE as the payload. Nectin-4 is a clinically validated, tumor-associated antigen in urothelial cancer. SYS6002 (CRB-701) is currently being explored in a dose escalation on a Q3W schedule, with a view to reducing free-MMAE concentrations in plasma, reducing the associated toxicities that are believed to dose limit the Nectin-4 ADC PADCEV® (enfortumab vedotin). Additionally, by administering SYS6002 (CRB-701) on a Q3W schedule there is an opportunity to increase clinical convenience and patient compliance.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a precision oncology company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and CRB-913, a highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

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INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com